October 25, 2011 October 25, 2011 Exhibit 99.2 FY12 Q1 Conference Call

Forward-Looking Statement
Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated.  Words such as
“anticipates,” “expects,” “believes,” “intends,” “plans,” “projects,” “estimates,” “potential,” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements are based on currently available information and include, among others, the discussion under “Outlook.”
These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; the risk that the value of our inventory may decline; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the availability of credit and general market liquidity; fluctuations in currency exchange rates; natural disasters; the financial condition of our customers; labor cost increases; and the ability to realize cost savings from cost reduction initiatives, the outcome of legal proceedings and losses resulting from unauthorized activities in Molex Japan.
Other factors, risks and uncertainties are set forth in Item 1A “Risk Factors” of the Company’s Form
10-K for the year ended June 30, 2011, which is incorporated by reference and in other reports that
Molex files or furnishes with the Securities and Exchange Commission.  Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.  As a result, this release speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

In Molex Incorporated’s (“Molex” or the “Company”) conference call on October
25, 2011 regarding the Company’s financial results for the fiscal quarter and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non-GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex’s ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-
GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure.

Record revenue and EPS
–
Set new highs despite difficult operating
environment
Expanded Margins
–
Good cost control
–
Recovery in Japan underway
Strong free cash flow
–
Committed to dividend strategy
Continue to see design-in opportunities
–
Long term themes intact
–
New product introductions continue

FY12 Q1 Summary

Record revenue
B-T-B Ratio                1.07                     ..97             .97                       1.01                       ..99                       .97

Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Q1 12
$847
$898
$901
$875
$914
$936
$910
$868
$872
$880
$906
$910
Revenue Orders
Revenue / Order Trend

Change in Revenue / Orders
By Industry – September Quarter
REVENUE ORDERS
Sequential
Change
YOY
Change
%
Total
Sequential
Change
YOY
Change
%
Total
Automotive - 17% 15% 8% 23% 16%
Infotech 6% 20% 26% - 18% 26%
Telecom (2)% (5)% 23% (4)% (6)% 23%
Consumer
Elect.
14% (2)% 20% 13% 1% 20%
Industrial (6)% (4)% 13% (13)% (8)% 12%
Medical /
Military
(6)% (8)% 3% (5)% (7)% 3%
TOTAL 2% 4% 100% - 5% 100%

Sequential YOY % of Total
OEM 9% 4% 54%
Distribution (13)% (5)% 24%
EMS (3)% 22% 22%
TOTAL - 5% 100%
Sequential YOY % of Total
Americas (8)% 5% 23%
Europe (12)% 3% 13%
APN 22% 2% 22%
APS - 8% 42%
TOTAL - 5% 100%

Orders by Channel and Geography
- September Quarter

Quarter Ended
Sep 2011 Jun 2011 Sep 2010
Net revenue $936.0 $913.7 $897.7
Gross margin 31.3% 30.8% 30.6%
SG&A % 18.1% 18.4% 17.5%
Unauthorized activities in Japan $2.9 $3.4 $5.5
Income from operations $120.6 $110.1 $112.5
Interest (expense) income, net $(1.4) $(0.8) $(1.3)
Other income (expense) $0.3 $(0.4) $(0.4)
Effective tax rate 32.6% 29.1% 32.2%
Net income $80.5 $77.3 $75.1
Earnings per diluted share $0.46 $0.44 $0.43
(US$ in millions, except per-share data)

Financial Summary

Quarter Ended
Sep 2011 Jun 2011 Sep 2010
Cash and marketable securities $568.5 $546.5 $358.9
Total debt* $302.8 $338.7 $285.9
Net cash $265.7 $207.8 $73.0
Receivable days outstanding 69 days 72 days 76 days
Inventory days outstanding 84 days 84 days 85 days
Capital expenditures $42.8 $65.3 $71.2
Research and development $43.9 $43.8 $40.5
Cash flow from operations $150.5 $139.2 $62.6
(US$ in millions)
*Total debt equals long-term debt plus current portion of long-term debt and short-term loans, less current portion of capital leases

Balance Sheet and Operating Metrics

Trailing 12-months
Earning our Cost of Capital
*See GAAP to non-GAAP reconciliation
Operating income excluding restructuring and special charges
Fixed assets + Inventory + A/R – A/P

Return on Net Assets Trend*
Q1 11 Q2 11 Q3 11 Q4 11 Q1 12
19.2%
21.1%
21.4%
21.6%
21.3%

December Fiscal Quarter
Revenue $870 to $910 million
EPS $0.37 to $0.43
Assumes
–
30% to 32% effective tax rate
–
Constant foreign exchange rates and
commodity prices
–
EPS includes $0.01 for Japan litigation

Outlook

Quarter Ended
Sep
2011
Jun
2011
Mar
2011
Dec
2010
Sep
2010
Income from
operations
$120,581 $110,122 $98,311 $109,288 $112,478
Unauthorized
activities in Japan
2,922 3,366 2,855 2,713 5,542
Non-GAAP income
from operations
$123,503 $113,488 $101,166 $112,001 $118,020
(US$ in thousands)
Non-GAAP income from operations is a non-GAAP financial measure.  We refer to non-GAAP income from operations to describe income from operations excluding the items referenced above.  We believe that non-
GAAP income from operations provides useful information to investors because it provides information about the estimated financial performance of Molex’s ongoing business.  Non-GAAP income from operations is used by management in its financial and operational decision-making and evaluation of overall operating performance and segment level core operating performance.  Non-GAAP income from operations may be different from similar measures used by other companies.
Non-GAAP Measure